Filed Pursuant to Rule 424(b)(7)
Registration No. 333-277239

Prospectus Supplement

ENOVIS CORPORATION

971,343 SHARES OF COMMON STOCK

This prospectus supplement relates to the resale from time to time of up to 971,343 shares of common stock, par value $0.001 per share, of Enovis Corporation, a Delaware corporation (“Enovis,” “we,” “us” or “our”), by the selling stockholder named in this prospectus supplement (the “Selling Stockholder”).

The shares of common stock being registered were issued pursuant to the Share Purchase Agreement, dated September 22, 2023 (the “Share Purchase Agreement”), by and among Emil Holding II S.à r.l., a private limited liability company (société à responsabilité limitée) organized and existing under the laws of the Grand Duchy of Luxembourg, and us relating to our acquisition of LimaCorporate S.p.A. (“Lima”). See the section titled “The Offering” for more information.

We are registering the shares for resale pursuant to the Registration Rights Agreement, dated January 3, 2024 (the “Registration Rights Agreement”), that we entered into with the Selling Stockholder in connection with the Share Purchase Agreement. See the section titled “Selling Stockholder” for additional information regarding the Selling Stockholder and the Registration Rights Agreement.

We are not selling any shares under this prospectus supplement and will not receive any proceeds from any sale of shares by the Selling Stockholder or its permitted transferees. We will bear all expenses of any offering of common stock, except that the Selling Stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

The Selling Stockholder may sell the shares described in this prospectus supplement in a number of different ways and at varying prices, which will be determined by the prevailing market price for the shares or in negotiated transactions. See the section titled “Plan of Distribution” for more information.

Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “ENOV.” On July 17, 2024, the closing sale price of our common stock was $47.39 per share.

Investing in our common stock involves risks that are described in the section titled “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be sold under this prospectus supplement or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 18, 2024.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which relates to the potential offer and sale, from time to time, by the Selling Stockholder of shares of our common stock and also adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering.

You should read this prospectus supplement and the accompanying prospectus, as well as the accompanying prospectus and the documents incorporated by reference that are described in the section entitled “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or in a prior filing that we made with the Securities and Exchange Commission (the “SEC”) the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that is incorporated by reference into this prospectus supplement that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information contained herein or therein, as the case may be.

We have not, and the Selling Stockholder has not, authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We and the Selling Stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Selling Stockholder is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations, and prospects may have changed since those dates.

As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “we,” “our,” “us,” “Enovis” and the “Company” mean Enovis Corporation and its subsidiaries. When we refer to “you,” we mean the potential holders of the shares of our common stock.

THE COMPANY

We are a medical technology company focused on developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows by manufacturing and distributing high-quality medical devices with a broad range of products used for reconstructive surgery, rehabilitation, pain management and physical therapy. Our products address the continuum of patient care from injury prevention to rehabilitation after surgery or injury or from degenerative disease, enabling people to regain or maintain their natural motion. We seek to leverage our Enovis Growth eXcellence business system, a set of tools, processes, and culture, to continuously improve our ability to enable great patient outcomes and to drive and fuel growth.

Our common stock is listed on the NYSE under the symbol “ENOV.” Our principal executive offices are located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, and our main telephone number at that address is (302) 252-9160. Our corporate website address is www.enovis.com. The information contained in, or accessible through, our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus. The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under the section entitled “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

THE OFFERING

This prospectus supplement relates to the potential resale from time to time of up to 971,343 shares of our common stock by the Selling Stockholder. The shares of common stock being registered hereby were issued pursuant to the Share Purchase Agreement as part of the consideration paid to the seller of Lima and are being registered pursuant to our obligations under the Registration Rights Agreement.

Pursuant to the Share Purchase Agreement, we agreed to issue to the seller of Lima up to an aggregate of 1,942,686 shares of our common stock, which we anticipate issuing in two equal tranches (the “Lima Shares”). This prospectus supplement relates to the first tranche of 971,343 Lima Shares that was issued to the Selling Stockholder pursuant to the Share Purchase Agreement.

As of the date of this prospectus supplement, the second tranche of Lima Shares has not yet been issued. Following the issuance of the second tranche of 971,343 Lima Shares, which is expected to occur in the first quarter of 2025, subject to certain conditions as provided for in the Share Purchase Agreement, we will register such shares pursuant to our obligations under the Registration Rights Agreement. We may amend or supplement this prospectus supplement or file a new prospectus supplement registering such shares for resale.

We are not selling any shares under this prospectus supplement and will not receive any proceeds from any sale of shares by the Selling Stockholder or its permitted transferees. We will bear all expenses of any offering of common stock, except that the Selling Stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

See the sections titled “Use of Proceeds,” “Selling Stockholder” and “Plan of Distribution” in this prospectus supplement for additional information regarding this offering, the Selling Stockholder and the Registration Rights Agreement.

RISK FACTORS

Investment in any shares of our common stock offered pursuant to this prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before acquiring any of such shares. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus. Please also read carefully the section below titled “Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference contain “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act) regarding future events and future results. Words such as “anticipate,” “believe,” “can,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “propose,” “seek,” “should,” “target,” “will” and “would,” as well as similar expressions which predict or indicate future events and trends or which do not relate to historical matters, are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding: our recently completed acquisition of Lima; the impacts of the completed spin-off of ESAB Corporation into an independent publicly traded company (the “Separation”); the anticipated benefits of the Separation; the expected financial and operating performance of, and future opportunities for the Company following the Separation; the impact of public health emergencies and global pandemics (including COVID-19); projections of revenue, profit margins, expenses, tax provisions and tax rates, earnings or losses from operations, impact of foreign exchange rates, cash flows, synergies or other financial items; plans, strategies and objectives of management for future operations including statements relating to potential acquisitions, compensation plans or purchase commitments; developments, performance, industry or market rankings relating to products or services; future economic conditions or performance, including the impact of increasing inflationary pressures; the outcome of outstanding claims or legal proceedings; potential gains and recoveries of costs; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

We have based these forward-looking statements largely on our current expectations, estimates, forecasts and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are not guarantees of future performance, conditions or results, and are subject to risks, uncertainties and assumptions that can be difficult to predict and/or are outside of our control. Therefore, actual results may differ materially from those anticipated in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of statements incorporated by reference herein, as of the date of the incorporated document.

Important factors that could cause or contribute to such differences include, but are not limited to, those discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as in our press releases and other filings with the SEC. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this prospectus supplement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholder pursuant to this prospectus supplement will be sold by the Selling Stockholder for its account. We will not receive any of the proceeds from these sales.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of the common stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the common stock, you should refer to the provisions of our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”), each of which is an exhibit to our most recent Annual Report on Form 10-K filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 133,333,333 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Subject to the rights of the holders of any series of preferred stock, the holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Each stockholder may exercise its vote either in person or by proxy. Subject to any preferences to which holders of shares of preferred stock may be entitled, the holders of outstanding shares of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event that we liquidate, dissolve or wind up, the holders of outstanding shares of common stock are entitled to share ratably in all of our assets which are legally available for distribution to stockholders, subject to the prior rights on liquidation of creditors and to preferences, if any, to which holders of shares of preferred stock may be entitled. The holders of outstanding shares of common stock do not have any preemptive, subscription, redemption or sinking fund rights. The outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock, in one or more series and containing the rights, privileges and limitations, including dividend rights, voting rights, conversion privileges, redemption rights, liquidation rights or sinking fund rights, as may from time to time be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters as the Board of Directors deems to be appropriate. In the event that any shares of preferred stock shall be issued, a certificate of designations, setting forth the series of the preferred stock and the relative rights, privileges and limitations with respect thereto, is required to be filed with the Secretary of State of the State of Delaware. The effect of having preferred stock authorized is that our Board of Directors alone, within the bounds of and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of preferred stock, which may adversely affect the voting and other rights of holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change in control of our company.

Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve, even if a change in control would be beneficial to the interests of our stockholders.

Certificate of Incorporation and Bylaws Provisions

Number of Directors; Removal; Filling Vacancies

Our Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors constituting the entire Board of Directors will be fixed from time to time by action of not less than a majority of the directors then in office. The number may not be less than three or more than nine, unless approved by action of not less than two-thirds of the directors then in office. In addition, our Bylaws provide that, subject to any rights of holders of preferred stock, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board of Directors (and not by the stockholders unless there are no directors then in office), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Accordingly, the Board of Directors could prevent any stockholder from enlarging the Board and filling the new directorships with that stockholder’s own nominees.

Limitation on Special Meetings; No Stockholder Action by Written Consent

Our Certificate of Incorporation and our Bylaws provide that (subject to the rights, if any, of holders of any class or series of preferred stock then outstanding) (i) only the chairman of the Board or a majority of the Board of Directors will be able to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors; and (iii) stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the Board of Directors, except at an annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws establish an advance notice procedure for stockholders to nominate candidates for election as director, or to bring other business before an annual meeting of our stockholders.

This procedure provides that, subject to the rights of any holders of preferred stock, only persons who are nominated by or at the direction of the Board of Directors, any committee appointed by the Board of Directors, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The procedure provides that at an annual meeting only that business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors, any committee appointed by the Board of Directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring that business before the meeting. Under the procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting generally must be received by the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (although under certain circumstances the notice period may differ). A stockholder’s notice proposing to nominate a person for election as director must contain specific information about the nominating stockholder and the proposed nominee. A stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specific information about the business and about the proposing stockholder. If the chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the procedure, the person will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

Although our Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, if the proper advance notice procedures are not followed, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us or our stockholders.

Limitation of Liability of Directors

Our Bylaws provide that we must indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services provided to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in our management.

Our Certificate of Incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or

•	any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our Bylaws require us to indemnify our directors and officers to the fullest extent not prohibited by Delaware law. We may decline to indemnify any director or executive officer in connection with any proceeding initiated by any director or executive officer or any proceeding by any director or executive officer against us or our directors, officers, employees or other agents, unless indemnification is expressly required to be made by law or the proceeding was authorized by our Board of Directors.

We have entered into agreements with our directors and certain of our executive officers to give the directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our Bylaws and to provide additional procedural protections.

SELLING STOCKHOLDER

The Selling Stockholder listed in the table below may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus supplement and the accompanying prospectus. When we refer to the “Selling Stockholder” in this prospectus supplement, we refer to the stockholder listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholder’s interest in the shares of common stock after the date of this prospectus supplement.

Unless otherwise noted below, the shares being offered were issued, or are issuable, to the Selling Stockholder in connection with the Share Purchase Agreement. Pursuant to the Share Purchase Agreement, as part of the consideration paid to the seller of Lima, we agreed to issue to the seller up to an aggregate of 1,942,686 shares of our common stock, which we anticipate issuing in two equal tranches. This prospectus supplement relates to the first tranche of 971,343 shares of our common stock. We are registering the resale of the shares of common stock covered by this prospectus supplement pursuant to our obligations under the Registration Rights Agreement.

The following table sets forth certain information provided by or on behalf of the Selling Stockholder concerning the shares of common stock that may be offered from time to time by it pursuant to this prospectus supplement. The Selling Stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of its shares after the date on which it provided us with this information. Any changed or new information given to us by the Selling Stockholder, including regarding the identity of, and the shares held by, the Selling Stockholder, will be set forth in a supplement or amendment to this prospectus supplement, if and when necessary. The Selling Stockholder may sell all, some or none of such shares in this offering. See the section titled “Plan of Distribution.”

Percentage ownership is based on 54,878,996 shares of common stock outstanding as of July 16, 2024.

Other than as described below or elsewhere in this prospectus supplement or the documents incorporated by reference herein, the Selling Stockholder has not, or within the last three years has not had, any material relationship with us or any of our predecessors or affiliates.

	Shares Beneficially Owned Before the Offering		Number of Shares that May Be Offered Hereby(1)	Shares Beneficially Owned After the Offering(2)
Name and Address of Selling Stockholder	Number	Percentage		Number	Percentage
Emil Holding II S.à r.l. (3)	971,343	1.8%	971,343	—	—

(1)	Represents the number of shares being registered hereby on behalf of the Selling Stockholder.
(2)

Assumes that the Selling Stockholder disposes of all the shares being registered hereunder and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholder will sell all or any of such shares.

(3)

Shares of common stock beneficially owned prior to the offering include 971,343 shares issued to Emil Holding II S.à r.l. pursuant to the Share Purchase Agreement, all of which are being registered hereunder pursuant to the Registration Rights Agreement. This amount represents the first of two equal tranches of shares issuable to the Selling Stockholder under the Share Purchase Agreement. The address for Emil Holding II S.à r.l. is 51A, Boulevard Royal, L-2449 Luxembourg.

We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such shares of common stock.

PLAN OF DISTRIBUTION

The Selling Stockholder (which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our common stock or interests therein received after the date of this prospectus supplement from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer, distribute or otherwise dispose of certain of its shares of common stock or interests therein on the NYSE or any other stock exchange, market or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of its shares of common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more underwritten offerings;

•	block trades in which the broker-dealer will attempt to sell its shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by the Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus supplement that provide for periodic sales of their shares on the basis of parameters described in such trading plans;

•	privately negotiated transactions;

•	distributions to its members, partners or shareholders, including in-kind distributions;

•	short sales effected after the date of the registration statement of which this prospectus supplement is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	directly to one or more purchasers;

•	through agents;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of its shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in certain shares of our common stock owned by it and, if the Selling Stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus supplement or an amendment or supplement hereto amending the list of the Selling Stockholder to include the pledgee, transferee or other successors in interest as the Selling Stockholder under this prospectus supplement. The Selling Stockholder also may transfer shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of shares of our common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our common stock short and deliver these shares to close out its short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

At any time a particular offer of the shares of common stock covered by this prospectus supplement is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate number of shares covered by this prospectus supplement being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us or the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus supplement. In order to comply with the securities laws of certain states, if applicable, the shares of common stock sold under this prospectus supplement may only be sold through registered or licensed broker-dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The aggregate proceeds to the Selling Stockholder from the sale of shares of our common stock offered by it will be the purchase price of such shares less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Stockholder.

The Selling Stockholder also may in the future resell a portion of the shares of our common stock owned by it in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Stockholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To facilitate the offering of shares of our common stock by the Selling Stockholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of our common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to grant certain registration rights to the Selling Stockholder until all shares of common stock covered thereby have been sold under a registration statement or Rule 144 under the Securities Act. We have also agreed to indemnify the Selling Stockholder against certain liabilities that they may incur in connection with the sale of the shares of our common stock registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Stockholder may be required to make with respect thereto.

Pursuant to the Registration Rights Agreement, we have agreed to pay all expenses incident to our performance of or compliance with the Registration Rights Agreement, including all registration, qualification and filing fees; expenses incurred in connection with the preparation and filing under the Securities Act of this prospectus supplement; the costs and charges of any transfer agent and any registrar; internal expenses of Enovis; and fees and expenses of listing the shares of common stock on NYSE. The Selling Stockholder will bear any internal expenses of the Selling Stockholder, including any underwriting fees, discounts, selling commissions and stock transfer taxes.

In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Stockholder and its affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to such shares. All of the foregoing may affect the marketability of the shares of common stock covered by this prospectus supplement and the ability of any person to engage in market-making activities with respect to such shares.

There can be no assurance that the Selling Stockholder will sell any or all of the shares registered pursuant to the registration statement of which this prospectus supplement is a part.

LEGAL MATTERS

Latham & Watkins LLP has passed upon the validity of the shares of common stock offered by this prospectus supplement.

EXPERTS

The financial statements of Enovis Corporation incorporated by reference in this prospectus supplement have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION BY REFERENCE

Available Information

We have filed a registration statement on Form S-3 with the SEC in connection with, among other offerings of securities, the offering of shares of our common stock pursuant to this prospectus supplement. In addition, we file annual, quarterly and current reports, and proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s internet site at http://www.sec.gov. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete, and you should refer to the filed copy of the contract or document.

Our website address is http://www.enovis.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference in, this prospectus supplement.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference herein modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February  22, 2024, from our definitive proxy statement on Schedule 14A, filed with the SEC on April 5, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2024, filed with the SEC on May 2, 2024;

•

our Current Reports on Form  8-K filed with the SEC on January 3, 2024 (as amended on February 21, 2024) and May 22, 2024 (excluding any portion(s) thereof furnished pursuant to Items 2.02 or 7.01); and

•	the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering to which this prospectus supplement relates, but excluding any information furnished to (including any information furnished pursuant to Items 2.02 or 7.01 of Current Reports on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Current Reports on Form 8-K), rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing to us at Enovis Corporation, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, or calling us at (302) 252-9160. Exhibits to the filings will not be sent, however, unless they have specifically been incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

ENOVIS CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “ENOV.” The senior or subordinated debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our principal executive offices are located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. Our telephone number is (302) 252-9160.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus and in the documents we incorporate by reference into this prospectus or any applicable prospectus supplement. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 22, 2024.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”), a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or any prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, https://ir.enovis.com/, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://ir.enovis.com/. Additionally, the SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that are filed electronically with the SEC, accessible at http://www.sec.gov.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “registrant,” “we,” “us,” and “our” refer to Enovis Corporation and its subsidiaries.

ABOUT THE COMPANY

We are a medical technology company focused on developing clinically differentiated solutions that generate measurably better patient outcomes and transform workflows by manufacturing, and distributing high-quality medical devices with a broad range of products used for reconstructive surgery, rehabilitation, pain management and physical therapy. Our products address the continuum of patient care from injury prevention to rehabilitation after surgery or injury or from degenerative disease, enabling people to regain or maintain their natural motion. We seek to leverage our Enovis Growth eXcellence business system, a set of tools, processes, and culture, to continuously improve our ability to enable great patient outcomes and to drive and fuel growth.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 22, 2024 (File No. 001-34045);

•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2023 (File No. 001-34045);

•

The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A, filed with the SEC on May 5, 2008 (File No. 001-34045), registering our common stock pursuant to Section  12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2019 (File No. 001-34045), including any and all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for the purpose of updating such description; and

•

Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Enovis Corporation

ATTN: Corporate Secretary

2711 Centerville Road, Suite 400

Wilmington, DE 19808

(302) 252-9160

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

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USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital and capital expenditures.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.

Any senior debt securities offered under this prospectus will be governed by a senior debt indenture, and any subordinated debt securities offered under this prospectus will be governed by a subordinated debt indenture. The forms of both indentures have been filed as exhibits hereto.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution for the securities to be offered under the supplement. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

SELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

VALIDITY OF THE SECURITIES

Latham & Watkins LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

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EXPERTS

The consolidated financial statements of Enovis Corporation appearing in Enovis Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Enovis Corporation’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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971,343 Shares

Enovis Corporation

Common Stock

PROSPECTUS SUPPLEMENT

July 18, 2024